U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-12G/A

Amendment no. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number: 000-56016

Quick Start Holdings, INC.

(Name of Small Business Issuer in its charter)

Delaware	I.R.S. Employer Identification Number
(State or other jurisdiction of	83-3492907
incorporation or formation)

401 N. Wickham Road, Suite 130
Melbourne, FL	32935
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (888)-337-0468

Email: quickstartholdings@gmail.com

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class	Name of Exchange on which shares are Currently Traded

Common Stock, $0.001	Over the Counter Marketplace

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer [ ] Accelerated filer [ ] Non-accelerated filer [ ] Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

Quick Start Holdings, Inc., a Delaware corporation (the “Company”), is filing this Registration Statement on Form 10-12G (as may be amended from time to time, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on a voluntary basis. In this Registration Statement, each of the “Company,” “we,” “us,” and “our” refers to Quick Start Holdings, Inc.

Now that the Registration Statement is effective, we are subject to the periodic reporting requirements of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

This Amendment No. 2 to Form 10-12G also makes such revisions and updates necessary as a result of the change-in-control transaction which closed on February 20, 2019.

FORWARD LOOKING STATEMENTS

There are statements in this Registration Statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data, and other information, and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1. BUSINESS

Corporate History

We were incorporated on September 4, 2018 in the State of Delaware. On September 4, 2018, Paul Moody was appointed as our Chief Executive Officer, Chief Financial Officer, and sole director.

USSE Corp. and USSE Delaware Merger

USSE Corp., a Nevada corporation (“USSE Corp.” or the “Predecessor”), was incorporated with the Nevada Secretary of State on July 8, 1998 under the original name C&A Restaurants, Inc. (“C&A Restaurants”). On June 15, 2009, C&A Restaurants changed its name to USSE Corp.

Effective September 19, 2018, USSE Corp. re-domiciled from Nevada to Delaware pursuant to a merger of USSE Corp. with and into USSE Delaware, Inc., a Delaware corporation (“USSE Delaware” or “Predecessor”), with USSE Delaware as the surviving entity (the “Re-domestication Merger”). Each share of USSE Corp,’s capital stock issued and outstanding immediately prior to the effective date of the Re-domestication Merger was automatically converted into one fully paid and nonassessable share of USSE Delaware.

Following the Re-domestication Merger, USSE Delaware was authorized to issue up to 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of common stock, par value $0.001 per share, of which 66,397,574 shares were issued and outstanding; and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which (a) 1,000,000 shares were designated as Convertible Series A, all of which were issued and outstanding; and (b) 500,000 shares were designated as Convertible Series B, of which 71,700 shares of Convertible Series B preferred stock were issued and outstanding.

Holding Company Reorganization

On September 4, 2018, USSE Delaware acquired 1,000 shares of common stock of the Company, which represented 100% of the Company’s then-outstanding shares of common stock, for no consideration, resulting in the Company becoming a wholly-owned subsidiary of USSE Delaware. Also, immediately prior to the Holding Company Reorganization (as defined below), USSE Merger Sub, Inc., a Delaware corporation (“USSE Merger Sub”), was our wholly-owned subsidiary.

Consecutively, following the Re-domestication Merger, effective on September 19, 2018 (the “Effective Time”), and in accordance with the provisions set forth in Section 251(g) of the Delaware General Corporation Law (“DGCL”), USSE Delaware, our then parent, merged with and into USSE Merger Sub, an indirect wholly-owned subsidiary of USSE Delaware and our direct wholly-owned subsidiary, with USSE Delaware as the surviving corporation and our wholly-owned subsidiary (the “Holding Company Reorganization”). At the Effective Time, and as a result of the Holding Company Reorganization, the separate corporate existence of USSE Merger Sub ceased, and USSE Delaware changed its name to USSE Corp., which then became the our wholly-owned subsidiary. The Holding Company Reorganization also resulted in the conversion of securities of USSE Delaware into identical and equivalent securities of the Company and the stockholders of USSE Delaware became the stockholders of the Company.

Upon completion of the Holding Company Reorganization, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware common stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. Common Stock.

Immediately prior to the effective time of the reorganization each share of Quick Start Holdings, Inc. common stock issued and outstanding held in the name of USSE Delaware, Inc. was cancelled and retired and resumed the status of authorized and unissued shares of Quick Start Holdings, Inc. common stock.

Upon completion of the Holding Company Reorganization, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware’s common stock issued and outstanding immediately prior to the Effective Time of the Holding Company Reorganization was automatically converted into one validly issued, fully paid, and non-assessable share of the Company’s common stock. Additionally, each share of USSE Delaware’s preferred stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid, and non-assessable share of the Company’s preferred stock, having the same designations, rights, powers, and preferences, and the qualifications, limitation, and restrictions thereof, as the corresponding share of USSE Delaware’s preferred stock.

Additionally, any shares held by the Company in the Predecessor were cancelled. This resulted in the Company being authorized to issue up to 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of common stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which (a) 1,000,000 shares were designated as Convertible Series A, all of which were issued and outstanding; and (b) 500,000 shares were designated as Convertible Series B, of which 71,700 shares of Convertible Series B preferred stock were issued and outstanding.

Post-Holding Company Reorganization

On October 19, 2018, the Company issued 500,000,000 shares of restricted common stock and 400,000 shares of Convertible Series B preferred stock to GMRZ Holdings LLC, a Nevada limited liability company (“GMRZ”), for services rendered to the Company.

Commensurate with the filing of our Amended and Restated Certificate of Incorporation with the Delaware Secretary of State on October 22, 2018, every issued and outstanding share of Convertible Series A preferred stock was converted into 1.25 shares of common stock with stockholders’ economic rights preserved. Additionally, at the same time, every share of Convertible Series B preferred stock issued and outstanding was converted into ten shares of common stock with stockholders’ economic rights adversely affected in the conversion. Immediately following the conversion of the aforementioned shares, and upon filing of the Amended and Restated Certificate of Incorporation, the authorized and unissued shares of Convertible Series A and Convertible Series B preferred stock were cancelled. As of October 22, 2018, the Convertible Series A and Series B preferred stock were removed from the status of authorized but unissued preferred stock.

On February 6, 2019, the Company entered into a non-binding Share Purchase Agreement (the “Agreement”) by and among the Company, GMRZ, and Kaival Brands Innovations Group, LLC, a Delaware limited liability company (“KBIG”), pursuant to which, on February 20, 2019, GMRZ sold 504,000,000 shares of the Company’s restricted common stock, representing approximately 88.06 percent of the Company’s issued and outstanding shares of common stock, to KBIG, and KBIG paid GMRZ consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with KBIG becoming the Company’s largest controlling stockholder. The sole members of KBIG are Nirajkumar Patel and Eric Mosser. The Purchase Price was paid with personal funds of the members of KBIG.

Concurrently with the closing of the transactions contemplated by the Agreement, on February 20, 2019, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and a director. The resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.  On February 20, 2019, Mr. Nirajkumar Patel was appointed as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and a director. There was no arrangement or understanding among Mr. Patel and any other person pursuant to which he was appointed as a director and officer of the Company. Also on February 20, 2019, Mr. Eric Mosser was appointed as Chief Operating Officer, Secretary, and a director. There was no arrangement or understanding among Mr. Mosser and any other person, pursuant to which he was appointed as a director and officer of the Company.

On February 19, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to clarify that its exclusive forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), and the respective rules and regulations thereunder.

The Company has been engaged in limited organizational efforts. In the future, the Company will need to obtain initial financing. The Company also seeks to pursue a business combination and has made no efforts thus far to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The current business purpose of the Company is to seek the acquisition of or merger with an existing company or to acquire assets of an existing company.

The Company is an “emerging growth company” (“EGC”), that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), that eases restrictions on the sale of securities, and increases the number of stockholders a company must have before becoming subject to the SEC’s reporting and disclosure rules. For additional information, see the “Emerging Growth Company” section below.

Business

The Company, based on current and proposed business activities, is a "blank check" company. The SEC defines a “blank check” company as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51)-1 of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies or other entity or person." Pursuant to Rule 12b-2 promulgated under the Exchange Act, the Company also qualifies as a shell company, because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules, and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

The Company’s common stock is quoted on the OTC Markets Group Inc.’s Pink® Open Market (the “OTC Pink”) under the symbol “QSHI.” There is currently a limited trading market in the Company’s shares of common stock. There can be no assurance that there will be an active trading market for our securities that will develop and continue following the effective date of this Registration Statement. In the event that an active trading market develops and continues, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

The Company’s current business plan is to investigate and, if such investigation warrants, various business opportunities that would help us grow and cease to be a shell company. The Company’s principal business objective for the next 12-month period and beyond such time will be to achieve long-term growth potential through a combination with a business, acquisition of assets, or otherwise commence business operations, rather than immediate, short-term earnings. The Company anticipates exploring potential business opportunities within the electronic cigarettes and vaporizers and CBD industries as a result of our current management’s experience within such industries. The Company may merge with or acquire another company in which the Company’s promoters, management, or promoters’ or managements’ affiliates or associates, directly or indirectly, have an ownership interest.

The analysis of new business opportunities will be undertaken by, or under the supervision of, Nirajkumar Patel and Eric Mosser, the Company’s officers and directors. As of date of this Registration Statement, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. The Company has unrestricted flexibility in seeking, analyzing, and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a)	Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	Strength and diversity of management, either in place or scheduled for recruitment;

(d)	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)	The extent to which the business opportunity can be advanced;

(g)	The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items; and

(h)	Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Additionally, the Company will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be a merger or acquisition candidate for the Company. Nearly all such entities have significantly greater financial resources, technical expertise, and managerial capabilities than the Company and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 promulgated under the Securities Act or Section 4(a)(1) of the Securities Act so long as the Company is designated as a “shell company” and for 12 months after it ceases to be a “shell company.” After the 12-month period following the date we cease to be a shell company, we may rely on exemptions from registration if the Company otherwise is in compliance with the applicable rules and regulations. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

If the Company engages in a registered offering of the issuance and sale of our securities as a blank check company or with a company that would still be considered a shell company or blank check company, the offering would be subject to Rule 419 promulgated under the Securities Act. Pursuant to Rule 419, “blank check company” is a development stage company, that is offering penny stock, as defined by Rule 3a51-1 of the Exchange Act, and that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. Should we file a registration statement related to a public offering of our securities before we complete a business combination with an operating company, the Company would be considered a blank check company within the meaning of Rule 419 under the Securities Act and subject to the following:

(a)	Deposit and investment of proceeds

All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses, and dealer allowances, and amounts permitted to be released to the registrant shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses, or dealer allowances payable to an affiliate of the registrant.

(b)	Deposit of securities

All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into an escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities.

(c)	Release of deposited and funds securities

Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant must file a post-effective amendment disclosing the entire transaction.

Mr. Patel and Mr. Mosser, the Company’s officers and directors, and indirect controlling stockholders of the Company through their ownership in KBIG, currently have no intentions of engaging in any transactions with respect to the Company's common stock. Any transactions in our common stock by said stockholders will require compliance with the registration requirements under the Securities Act.

Furthermore, if we publicly offer any securities as a condition to the closing of any acquisition or business combination while we are a blank check or shell company, we will have to fully comply with Rule 419 under the Securities Act and deposit all funds in escrow pending disclosure of all the information related to the proposed transaction to our stockholders, as required by Regulation 14 promulgated by the SEC, and seeking the vote and approval of those stockholders to whom such securities were offered; if no response is received from these stockholders within 45 days thereafter or if any stockholder elects not to invest following our disclosure of the proposed transaction, all funds that must be held in escrow by us under Rule 419 under the Securities Act, as applicable, will be promptly returned to any such stockholder. All securities issued in any such offering will likewise be deposited in escrow, pending satisfaction of the foregoing conditions. In addition, if we enter into a transaction with a company that would still be considered a shell company or blank check company, the exemption from registration available from Rule 144, for the resales of our securities by our stockholders, would not be available to us.

In addition, the ability to register or qualify for sale any shares of stock for both initial sale and secondary trading would be limited because a number of states have enacted regulations pursuant to their securities or “blue-sky” laws restricting or, in some instances, prohibiting, the sale of securities of “blank check” issuers, such as the Company, within that state. In addition, many states, while not specifically prohibiting or restricting “blank check” companies, may not register the shares for sale in their states. Because of such regulations and other restrictions, the Company's selling efforts, if any, and any secondary market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or a blue-sky application has been filed and accepted or where the shares have been registered thus limiting the issuers ability to complete such offering.

Form of Business Opportunity

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

The Company may acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity.

We anticipate difficulty in obtaining financing from other sources since we have no income and zero cash reserves. We are presently reliant on capital contributions towards expenses from our officers and directors, Nirajkumar Patel and Eric Mosser. Our officers and directors, have not guaranteed that they will continue to support our capital needs. Therefore, we may not have the ability to continue as a going concern.

In addition, depending upon the transaction, the Company’s current stockholders may be substantially diluted, potentially to less than 10% of the total issued and outstanding shares of the surviving entity and possibly even eliminated as stockholders by an acquisition.

The Company anticipates that prior to consummating any acquisition or merger, the Company, if required by relevant state laws and regulations, will seek to have the transaction approved by stockholders in the appropriate manner. Certain types of transactions may be entered into solely by Board of Directors (the “Board”) approval without stockholder approval.

Under Delaware law, certain actions that would routinely be taken at a meeting of stockholders, may be taken by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders. Thus, if stockholders holding a majority of the outstanding shares decide by written consent to consummate an acquisition or a merger, minority stockholders would not be given the opportunity to vote on the issue. If stockholder approval is required, the Board will have discretion to consummate the transaction by written consent if it is determined to be in the Company’s best interest to do so. Regardless of whether an acquisition or merger is approved by Board action alone, by written consent or by holding a stockholders' meeting, the Company will provide to its stockholders complete disclosure documentation concerning the potential target including requisite financial statements. This information will be disseminated by proxy statement in the event a stockholders' meeting is held, or by an information statement if the action is taken by written consent.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. We estimate such costs to be approximately $15,000, or more. If a decision is made not to participate in a specific business opportunity, the costs incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

We presently have no employees apart from our management, which consists of two individuals, our officers and directors, Mr. Nirajkumar Patel and Mr. Eric Mosser. Our officers and directors are engaged in outside business activities and anticipates that they will devote to our business approximately five (5) hours per week until the acquisition of a successful business opportunity has been identified, or we otherwise commence business operations. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination or commencement of business operations.

Furthermore, the analysis of new business opportunities to be undertaken by or under the supervision of Nirajkumar Patel and Eric Mosser, the officers and directors of the Company, who are not professional business analysts and in all likelihood will not be experienced in matters relating to the target business opportunity. The inexperience of Mr. Patel and Mr. Mosser and the fact that the analysis and evaluation of a potential business combination or opportunity is to be taken under their supervision may adversely impact the Company’s ability to identify and consummate a successful business combination or opportunity. There is no guarantee that Mr. Patel and Mr. Mosser will be able to identify a business combination target or other business opportunity that is suitable for the Company. Mr. Patel and Mr. Mosser may hire third parties to conduct an analysis for a target company or any other business opportunities.

Reports to security holders

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC in the SEC's Public Reference Section, Room 1580, 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a) the last day of our fiscal year during which we had total annual gross revenues of $1,070,000,000 (as such amount is indexed for inflation every 5 years by the SEC to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective initial public offering registration statement;

(c) the date on which we had, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d) the date on which we are deemed to be a large accelerated filer, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley Act of 2002 (“Sarbanes Oxley”). Section 404(a) of Sarbanes Oxley requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. Issuers must also state its assessment of the effectiveness of such internal controls and procedures. Section 404(b) of Sarbanes Oxley requires that the issuer’s independent registered public accounting firm must, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are also exempt from Sections 14A (a) and (b) of the Exchange Act, which require stockholder approval of executive compensation and golden parachutes.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

ITEM 1A. RISK FACTORS

The Company qualifies as a smaller reporting company, as defined by Section 229.10(f)(1) of Regulation S-K and, thus, is not required to provide the information required by this Item.

ITEM 2. FINANCIAL INFORMATION

Selected Financial Data

The Company qualifies as a smaller reporting company, as defined by Section 229.10(f)(1) of Regulation S-K and, thus, is not required to provide the information required by this Item.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

We are currently exploring business opportunities, which may include acquiring or merging with a target company or business. We are an EGC that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the JOBS Act, that eases restrictions on the sale of securities; and increases the number of stockholders a company must have before becoming subject to the SEC’s reporting and disclosure rules. For additional information, please see the Emerging Growth Company section above. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business or commencement of business operations, rather than immediate, short-term earnings. We anticipate exploring potential business opportunities within the electronic cigarettes and vaporizers and CBD industries as a result of our current management’s experience within such industries.

The risks we may face if we are unable to commence business operations, if such business operations are unsuccessful, if we are unable to acquire or merger with another entity, or if such acquisition or merger is unsuccessful, include, but are not limited to, difficulty in achieving future financing, continuing operations, bankruptcy, litigation, and increasing business operations on a limited or no budget.

We do not anticipate paying a cash finder’s fee, or otherwise issuing securities, for the consummation of any business acquisition the Company makes pursuant to its current business plan.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations and opportunities for the next 12 months and beyond such time will be paid with money in our treasury or with additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management, or other investors. At this time, we are entirely reliant upon cash contributions made by our officers and directors to pay for any and all expenses.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports (legal, accounting, and auditing fees) in the amount of approximately between $5,000 and $10,000, or more; and

(ii)	costs relating to consummating an acquisition in the amount of approximately between $10,000 and $20,000 to pay for legal fees and audit fees, or more.

We believe we will be able to meet the costs of filing Exchange Act reports during the next 12 months through use of funds to be loaned to or invested in us by Mr. Nirajkumar Patel and Mr. Eric Mosser, our officers and directors, or other stockholders. However, there is no guarantee that such additional funds will be made available to us or on terms that are favorable to us. If we enter into a business combination with a target entity, we will attempt to require the target company to pay the acquisition related fees and expenses as a condition precedent to such an agreement. To date, we have had no discussions with our officers and directors, Mr. Nirajkumar Patel and Mr. Eric Mosser, or other investors, regarding funding and no funding commitment for future expenses has been obtained. If in the future we need funds to pay expenses, we will consider these and other yet to be identified options for raising funds and/or paying expenses. Obviously, if Mr. Patel, Mr. Mosser, or other investors do not loan to or invest sufficient funds in us, then we will not be able to meet our SEC reporting obligations and will not be able to attract a private company with which to combine.

We have negative working capital, a stockholder deficit, and have no source of revenues. These conditions raise substantial doubt about our ability to continue as a going concern. For the foreseeable future, we will be devoting our efforts to locating merger or acquisition candidates and other business opportunities. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company or otherwise commence business operations, and ultimately, achieve profitable operations.

Currently, the Company anticipates exploring potential business opportunities within the electronic cigarettes and vaporizers and CBD industries as a result of our current management’s experience within such industries. Management envisions that such business opportunities would result in the Company commencing business operations, without having to otherwise consummate a business combination.

In the event that management is unable to otherwise commence business operations, and determines that it is necessary to engage in one or more business combinations, the Company may consider a business that has recently commenced operations, is in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business that may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company could provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. However, there is no assurance that the Company will have greater access to capital due to its public company status and, therefore, a business combination with an operating company in need of additional capital may expose the Company to additional risks and challenges. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control that may occur in a public offering.

Our officers and directors have not had any preliminary contact or discussions with any representative of any other entity regarding any potential business opportunities or business combinations. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may commence business opportunities or combine with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Current economic and financial conditions are volatile and affect the selection of a business combination or other business opportunities and increase the complex ability of the Company’s goals. Business and consumer concerns over the economy, geopolitical issues, the availability and cost of credit, the U.S. financial markets, and the national debt have contributed to this volatility. These factors, combined with declining and failing businesses, reduced consumer confidence and increased unemployment, have caused a global slowdown. We cannot accurately predict how long these current economic conditions will persist; whether the economy will deteriorate further and how we will be affected.

Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, our management believes that there are the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations or other business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We intend to search for business opportunities by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, financial advisors and similar persons, accounting firms and attorneys notwithstanding us contacting any business directly. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. However, there is no assurance that we will locate a target company for a business combination.

Liquidity

We have no known demands or commitments and are not aware of any events or uncertainties as of October 31, 2018 that will result in or that are reasonably likely to materially increase or decrease our current liquidity.

Capital Resources.

We had no material commitments for capital expenditures as of October 31, 2018.

Off Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

ITEM 3. PROPERTIES

We currently neither rent nor own any properties. We currently have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities. We currently utilize the home office space and equipment of our management at no cost.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a) Security ownership of certain beneficial owners.

The following table sets forth, as of the date of this Registration Statement, the number of shares of Common Stock owned of record and beneficially by executive officers, directors, and persons who beneficially own more than 5% of the outstanding shares of our Common Stock. Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to the number of shares indicated as beneficial owned by them.

Name and Address	Amount and Nature of Beneficial Ownership (Common Stock) (1)	Percentage of Class (1)

Paul Moody (2) 780 Reservoir Avenue, #123 Cranston, RI 02910	0	0%

Nirajkumar Patel (3) 401 N. Wickham Road, Suite 130 Melbourne, FL 32935	504,000,000 (4)	88.06%

Eric Mosser (5) 401 N. Wickham Road, Suite 130 Melbourne, FL 32935	504,000,000 (6)	88.06%

Executive Officers and Directors as a Group (3 persons)	504,000,000	88.06%

Kaival Brands Innovations Group, LLC (7) 401 N. Wickham Road, Suite 130 Melbourne, FL 32935	504,000,000	88.06%

_________________________________________

(1) Applicable percentage of ownership is based on 572,364,574 shares of common stock outstanding as of March 13, 2019. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable within 60 days of March 13, 2019 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any person.

(2) Paul Moody formerly served as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and the sole director of the Company.

(3) Nirajkumar Patel serves as Chief Executive Officer, Chief Financial Officer, President, Treasurer and a director of the Company.

(4) Consists of 504,000,000 shares of our common stock held by KBIG, an entity over which Mr. Patel has shared dispositive and voting authority.

(5) Eric Mosser serves as Chief Operating Officer, Treasurer and a director of the Company.

(6) Consists of 504,000,000 shares of our common stock held by KBIG, an entity over which Mr. Mosser has shared dispositive and voting authority.

(7) Nirajkumar Patel and Eric Mosser are the sole members of KBIG.

*We have no shares of preferred stock issued and outstanding as of the date of this filing.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

Our current officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Nirajkumar Patel	35	Chief Executive Officer, Chief Financial Officer, President, Treasurer, and a director

Eric Mosser	40	Chief Operating Officer, Secretary, and a director

Nirajkumar Patel, Chief Executive Officer, Chief Financial Officer, President, Treasurer, and a Director

Mr. Nirajkumar Patel, age 35, attended AISSMS College of Pharmacy in Pune, India and received a Bachelor of Science Degree in Pharmacy in 2004. After moving to the United States in 2005, Mr. Patel became a United States citizen in 2008 and obtained a Master’s Degree in Chemistry from the Florida Institute of Technology in 2009. Mr. Patel is an IASSC Certified Lean Six Sigma Black Belt professional, which certification he obtained in 2010, and is a prominent local businessman in Brevard County, Florida. In 2017 and 2018, Mr. Patel served as Vice President for the Board of the Indian Association of the Space Coast, located in Brevard County, Florida. Mr. Patel founded, and has served as a Board member of, the Florida Independent Liquor Stores Owners Association since 2017. In 2013, Mr. Patel launched Just Chill Products LLC, a highly successful developer/manufacturer of high-end CBD products, and has served as its Chief Executive Officer and Chief Science Officer since 2017. In 2017, Mr. Patel created Relax Lab Inc., a producer/manufacturer of a CBD relaxation beverage, and currently serves as its Chief Executive Officer and Chief Science Officer. In 2017, Mr. Patel also created RLX Lab LLC, a producer/manufacturer of a non-CBD relaxation beverage, and currently serves as its Chief Executive Officer and Chief Science Officer. In 2017, Mr. Patel also founded KC Innovations Lab Inc., a CBD white-label manufacturing service and developer/producer of best-selling white-label CBD products including cosmetics, edibles, beverages, topicals, and vape oils, and currently serves as its Chief Executive Officer and Chief Science Officer. There was no arrangement or understanding among Mr. Patel and any other person pursuant to which he was appointed as a director and officer of the Company.

Eric Mosser, Chief Operating Officer, Secretary, and a Director

Mr. Eric Mosser, age 40, attended Arizona State University and studied Business Management and then graduated from Rio Salado College with an Associate’s Degree in Applied Science in Computer Technology in 2004. With extensive previous corporate work history in Information Technology, Mr. Mosser recently worked from 2012 to 2014 as Director of Information Technology at Timbercon Inc., a fiber-optic design company and ITAR manufacturing facility in Oregon. In 2014, Mr. Mosser created Lasermycig LLC, a specialized custom laser-engraving service for electronic cigarettes and vaporizers and currently serves as its Chief Executive Officer. Upon meeting Mr. Nirajkumar Patel in 2015, Mr. Mosser immediately founded Chillcorp LTD., a full-service corporation dedicated solely to the complete internal and external operations of Just Chill Products LLC, Relax Lab Inc., RLX Lab LLC, and KC Innovations Lab INC., and currently serves as its Chief Executive Officer. There was no arrangement or understanding among Mr. Mosser and any other person pursuant to which he was appointed as a director and officer of the Company.

Significant Employees

None.

Family Relationships

None.

Involvement in Certain Legal Proceedings

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter, or control person of the Company during the past ten years.

Board of Directors

Currently, the Company’s Board has two members. At this time, the Board has no separate committees. Thus, the entire Board acts as the Audit Committee. Neither Board member qualifies as an “audit committee financial expert.” The Company has not been able to identify a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to compensate an additional director. The Company intends to search for an individual whom qualifies as an “audit committee financial expert” that can serve as a director of the Company.

Prior and Current Shell Company Experience of Former Management and Former Majority Stockholder

Paul Moody

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 10-12G, with which Mr. Paul Moody, has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. Moody has held a controlling interest of during the past five years. Mr. Paul Moody previously served as our Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and sole director.

Name	Relationship with Issuer	Filing Date Registration Statement (Form 10-12G)	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Fast Lane Holdings, Inc., a Delaware Company	Sole Officer and Director	1/25/19	n/a	n/a	n/a

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 1-A, with which Mr. Paul Moody has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. Moody has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement (Form 1-A)	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Sigmata Electronics, Inc., a Delaware Company	Chief Executive Officer, President, Director	5/24/16	n/a	n/a	n/a

Jeffrey DeNunzio

The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 10-12G, with which Mr. Jeffrey DeNunzio has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. DeNunzio has held the controlling interest of during the past five years. Through GMRZ, Mr. DeNunzio previously was our largest controlling stockholder.

Name	Relationship with Issuer	Filing Date Registration Statement (Form 10-12G)	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
iHealthcare, Inc., formerly known as Opulent Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	2/19/15	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and iHealthcare, Inc., a Florida Company	1/11/16	$25,000

Fast Lane Holdings, Inc., a Delaware Company	Indirect controlling shareholder	1/25/19	n/a	n/a	n/a

Toa Carbon Fiber, Inc., formerly known as Wealth Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	8/22/13	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and Hajime Abe	7/6/2014	$31,900

The information in the table below summarizes all of the blank check and shell companies, which did not file a registration statement on Form 10-12G, during the time of which Jeffrey DeNunzio was affiliated with such company.

Name	Relationship with Issuer	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Stemcell Holdings, Inc., formerly known as Perfect Acquisition, Inc., a Delaware Company	Former Sole Officer, Director, and controlling shareholder.	Share Exchange Agreement was executed between Mr. Jeffrey DeNunzio and Dr. Takaaki Matsuoka	1/27/16	$30,000

Please note that commensurate with the date of each of the above business combinations, Jeffrey DeNunzio was no longer deemed to be a promoter, or an affiliate in any capacity, of the above blank check and shell companies. Commensurate with the completion of each of the above business combinations, Jeffrey DeNunzio no longer retained any equity interests in any of the aforementioned companies. Commensurate with the date of each of the above business combinations, Jeffrey DeNunzio no longer retained positions as an officer, director, or employee, or in any capacity, with the aforementioned companies.

 The information in the table below summarizes all of the blank check and shell companies, which filed a registration statement on Form 1-A, with which Mr. Jeffrey DeNunzio has served, or currently serves, as an officer within the past five years. This also includes any public blank check or shell companies in which Mr. DeNunzio has held the controlling interest of during the past five years.

Name	Relationship with Issuer	Filing Date Registration Statement (1-A)	Business Combination(s)	Date of Business Combination(s)	Consideration Paid
Sigmata Electronics, Inc., a Delaware Company	Chief Financial Officer, Chief Accounting Officer, Director	5/24/16	n/a	n/a	n/a

Prior and Current Shell Company Experience of Current Management

Nirajkumar Patel

None

Eric Mosser

None

ITEM 6. EXECUTIVE COMPENSATION

The following table shows for the period from inception to October 31, 2018, the end of our most recently completed fiscal year, the compensation awarded, earned, or paid by us to our named executive officers or acting in a similar capacity as that term is defined in Item 402(a)(2) of Regulation S-K. There are no understandings or agreements regarding compensation that our management will receive after a business combination that is required to be included in this table, or otherwise.

SUMMARY COMPENSATION TABLE

Name and principal position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Moody, Former President, CEO, and CFO	October 31, 2018	0	0	0	0	0	0	0	0

Outstanding Equity Awards at Fiscal Year-End

The Company had no outstanding equity awards as of October 31, 2018, its fiscal year-end.

Compensation of Directors

The Company did not compensate its sole director, Paul Moody, during fiscal 2018.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

Other than the transactions described below, since September 4, 2018, the date of our incorporation, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	In which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•	In which any director, executive officer, stockholders who beneficially own more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Office Space and Equipment

We utilize the home office space and equipment of our management at no cost.

Jeffrey DeNunzio and GMRZ

On October 19, 2018, we issued 500,000,000 shares of restricted common stock and 400,000 shares of Convertible Series B preferred stock to GMRZ for services rendered to us. Mr. DeNunzio is the sole member of GMRZ. Indirectly, through Mr. DeNunzio’s ownership in GMRZ, Mr. DeNunzio was considered a promoter of the Company until February 20, 2019, the date GMRZ sold its ownership interest in the Company to KBIG.

Paul Moody

On October 31, 2018, Paul Moody, the Company’s former officer and director paid expenses on behalf of the Company totaling $1,376. This is considered a contribution to the Company with no expectation of repayment and is posted as additional paid-in capital.

On November 15, 2018, Paul Moody contributed $4,000 to the Company to be used for audit expenses. This is considered to be a contribution to the Company with no expectation of repayment.

As of February 20, 2019, the date Paul Moody resigned from all positions held in the Company, Mr. Moody is no longer considered to be a promoter of the Company.

Nirajkumar Patel and KBIG

On February 6, 2019, we entered into the Agreement by and among GMRZ, KBIG, and us, pursuant to which, on February 20, 2019, GMRZ sold 504,000,000 shares of the Company’s restricted common stock, representing approximately 88.06 percent of the Company’s issued and outstanding shares of common stock, to KBIG, and KBIG paid GMRZ consideration of three hundred twenty-five thousand dollars ($325,000). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with KBIG becoming the Company’s largest controlling stockholder. The sole members of KBIG are Nirajkumar Patel and Eric Mosser. Indirectly through Mr. Patel’s ownership in KBIG, our majority stockholder, Mr. Patel and KBIG are considered promoters of the Company.

Eric Mosser and KBIG

On February 6, 2019, we entered into the Agreement by and among GMRZ, KBIG, and us, pursuant to which, on February 20, 2019, GMRZ sold 504,000,000 shares of the Company’s restricted common stock, representing approximately 88.06 percent of the Company’s issued and outstanding shares of common stock, to KBIG, and KBIG paid GMRZ consideration of three hundred twenty-five thousand dollars ($325,000). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with KBIG becoming the Company’s largest controlling stockholder. The sole members of KBIG are Nirajkumar Patel and Eric Mosser. Indirectly through Mr. Mosser’s ownership in KBIG, our majority stockholder, Mr. Mosser and KBIG are considered promoters of the Company.

Director Independence

We are not listed on any exchange that requires directors to be independent. We have not:

•	Established our own definition for determining whether our directors or nominees for directors are “independent,” nor have we adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current directors would not be deemed to be “independent” under any applicable definition given that they are officers of the Company; nor,

•	Established any committees of the Board.

Given the nature of the Company, our limited stockholder base, and the current composition of our management, the Board does not believe that we require any committees at this time. The Board will continue to evaluate the necessity of establishing committees, particularly once the Company commences business operations. In addition, the Board will also continue to evaluate the adoption of an “independence” definition as it relates to its directors and nominees for director.

ITEM 8. LEGAL PROCEEDINGS

Presently, there are not any material pending legal proceedings to which the Company is a party or as to which any of its property is subject, and no such proceedings are known to the Company to be threatened or contemplated against it.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTC Pink. The stock symbol is QSHI. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessary represent action transactions.

	Price Range
Period	High	Low
Year Ended October 31, 2019:
First Quarter	$0.036	$0.0160
Second Quarter (through March 20, 2019)	$0.025	$0.0115
Year Ended October 31, 2018:
Fourth Quarter (Inception through October 31, 2108)	$0.0380	$0.0081

Stockholders of Record

As of March 13, 2019, we have 572,364,574 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. We have approximately 176 stockholders of record.

Dividends

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of our management to utilize all available funds for the development of our business.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

On October 19, 2018, we issued 500,000,000 shares of restricted common stock and 400,000 shares of Convertible Series B preferred stock to GMRZ for services rendered to us. Such shares were issued pursuant to an exemption from registration at Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. These shares of our common stock qualified for exemption under Section 4(a)(2) of the Securities Act since the issuance of shares by us did not involve a public offering. The offering was not a public offering as defined in Section 4(a)(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering, and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, this stockholder had the necessary investment intent as required by Section 4(a)(2) since it agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and, therefore, not be part of a public offering. Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act for this transaction.

Commensurate with the filing of our Amended and Restated Articles of Incorporation, filed with the Delaware Secretary of State on October 22, 2018, every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of common stock with stockholders’ economic rights preserved. Additionally, at the same time, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of common stock with stockholders’ economic rights adversely affected in the conversion.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

Common Stock and Preferred Stock

We are authorized by our Amended and Restated Certificate of Incorporation to issue an aggregate of 1,000,000,000 shares of common stock par value $0.001 per share, of which 572,364,574 are issued and outstanding as of March 13, 2019, and 5,000,000 shares of preferred stock, of which no shares of preferred stock are issued and outstanding as of March 13, 2019.

Common Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 1,000,000,000 shares of common stock, par value $0.001 per share. All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. Stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights, and preferences to be determined from time to time by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the Company. Although we have no present intention to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future.

Exclusive Forum Provision

Our Bylaws include a provision related to the exclusive forum for certain types of actions. Unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this exclusive forum provision. This exclusive forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for suits brought to enforce any duty or liability created by the Exchange Act or the Securities Act, and the respective rules and regulations thereunder.

The following statements relating to the capital stock set forth the material terms of our securities; however, reference is made to the more detailed provisions of, and such statements that are referenced in our Amended and Restated Certification of Incorporation and the Bylaws, copies of which are filed as exhibits to this Registration Statement.

Debt Securities

None.

Other Securities

None.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and officers are indemnified as provided by the DGCL and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Quick Start Holdings, Inc.

Index to Audited Financial Statements

Page

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements:

Balance Sheet	F-3

Statement of Operations	F-4

Statement of Changes in Stockholder Deficit	F-5

Statement of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-10

-F1-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Quick Start Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Quick Start Holdings, Inc. (the “Company”) as of October 31, 2018, and the related statement of operations, changes in stockholders’ deficit, and cash flows for the period from September 4, 2018 (inception) through the year ended October 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2018, and the results of its operations and its cash flows for the period from September 4, 2018 (inception) through October 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2018.

Houston, Texas

January 9, 2019

-F2-

Quick Start Holdings, Inc. Balance Sheet

As of October 31, 2018

TOTAL ASSETS	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accrued expenses	$3,000

Total current liabilities	3,000

TOTAL LIABILITIES	$3,000

STOCKHOLDERS' DEFICIT:

Preferred stock ($.001 par value, 5,000,000 shares authorized, none issued and outstanding as of October 31, 2018)	-

Common stock ($.001 par value, 1,000,000,000 shares authorized, 572,364,574 issued and outstanding as of October 31, 2018)	572,365

Additional paid in capital	(570,989)

Accumulated deficit	(4,376)
Total Stockholders' deficit	(3,000)
TOTAL LIABILITIES & STOCKHOLDERS’ DEFICIT	$-

The accompanying notes are an integral part of these financial statements.

-F3-

Quick Start Holdings, Inc. Statement of Operations
For the period from September 4, 2018 (date of inception) to October 31, 2018

Operating expenses

General and administrative expenses	$4,376
Total operating expenses	4,376

Net loss	$(4,376)

Basic and Diluted net loss per common share	$(0.00)

Weighted average number of common shares outstanding - Basic and Diluted	155,129,844

The accompanying notes are an integral part of these financial statements.

-F4-

Quick Start Holdings, Inc.
Statement of Changes in Stockholders’ Deficit
For the period from September 4, 2018 (date of inception) to October 31, 2018

	Preferred Shares (Series A)	Preferred Shares (Series B)	Par Value Preferred Shares (Series A)	Par Value Preferred Shares (Series B)	Common Shares	Par Value Common Shares	Additional Paid-in Capital	Accumulated Deficit	Total

Date of Inception, September 4, 2018	-	-	$-	$-	-	$-	$-	$-	$-

Shares issued in Reorganization	1,000,000	71,700	1,000	72	66,397,574	66,398	(67,470)	-	-

Issuance of Preferred and Common shares for services	-	400,000	-	400	500,000,000	500,000	(500,400)	-	-

Conversion of Preferred Series A & B into common shares	(1,000,000)	(471,700)	(1,000)	(472)	5,967,000	5,967	(4,995)	-	-

Expensed paid on behalf of the Company and contributed to capital	-	-	-	-	-	-	1,376	-	1,376
Net loss	-	-	-	-	-	-	-	(4,376)	(4,376)
Balances, October 31, 2018	-	-	$-	$-	572,364,574	$572,365	$(570,989)	$(4,376)	$(3,000)

The accompanying notes are an integral part of these financial statements.

-F5-

Quick Start Holdings, Inc.

Statement of Cash Flows

For the period September 4, 2018 (date of inception) to October 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,376)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	1,376
Changes in current assets and liabilities:
Accrued expenses	3,000
Net cash used in operating activities	-

Net change in cash	$-
Beginning cash balance	-
Ending cash balance	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest paid	$-
Income taxes paid	$-

NON-CASH FINANCING TRANSACTIONS:

Preferred Series A and B and common shares issued in reorganization	$67,470
Preferred Series B and common shares issued for services	$500,400
Conversion of Preferred Series A & B into common Shares	$4,495

The accompanying notes are an integral part of these financial statements.

-F6-

Quick Start Holdings, Inc.

Notes to the Financial Statements

Note 1 – Organization and Description of Business

Quick Start Holdings, Inc. (we, us, our, the "Company" or the "Registrant") was incorporated on September 4, 2018 in the State of Delaware.

On September 4, 2018, Paul Moody was appointed Chief Executive Officer, Chief Financial Officer, and Director of Quick Start Holdings, Inc.

USSE Corp., a Nevada Corporation, (“Predecessor”) was created and incorporated with the Nevada Secretary of State on July 8, 1998 under the original name C&A Restaurants, Inc. On June 15, 2009, the C&A Restaurants changed its name to USSE Corp. Effective September 19, 2018, USSE Corp. re-domiciled from Nevada to Delaware pursuant to a merger amongst, and between, USSE Corp, a Nevada Company, and USSE Delaware, Inc., a Delaware Company. This resulted in USSE Delaware, Inc. becoming the surviving entity. Each share of USSE Corp’s Capital Stock issued and outstanding immediately prior to the Effective Time of the merger was automatically converted into one fully paid and nonassessable share of USSE Delaware, Inc., a Delaware Company.

The above action resulted in USSE Delaware, Inc., having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

Consecutively following the re-domestication, also with an effective date of September 19, 2018, the Company completed a holding company reorganization, (“Holding Company Reorganization”) pursuant to Section 251(g) of the Delaware General Corporation Law, (the “DGCL”) in which USSE Corp. became a wholly owned subsidiary of Quick Start Holdings, Inc., (“Successor”), a Delaware Corporation.

The details of the reorganization are as follows: On September 4, 2018 USSE Delaware, Inc. acquired 1,000 common shares of Quick Start Holding, Inc., which represented 100% of the Company’s outstanding shares at the time, for no consideration. The Holding Company Reorganization was amongst, and between, USSE Delaware, Inc., a Delaware Corporation, Quick Start Holdings, Inc., a Delaware Corporation and USSE Merger Sub, Inc., a Delaware Corporation. Immediately prior to the reorganization Quick Start Holdings, Inc. was a wholly owned subsidiary of USSE Delaware, Inc. and USSE Merger Sub, Inc. was a wholly owned subsidiary of Quick Start Holdings, Inc.

(2) Effective on September 19, 2018, and in accordance with the provisions set forth in Section 251(g) of the DGCL, USSE Merger Sub, Inc. merged with and into USSE Delaware, Inc., with USSE Delaware, Inc. as the surviving corporation. At the effective time, the separate corporate existence of USSE Merger Sub, Inc. ceased and USSE Delaware, Inc. changed its name to USSE Corp., which then became the wholly owned subsidiary of Quick Start Holdings, Inc. This resulted in the conversion of securities of USSE Delaware, Inc. into identical and equivalent securities of Quick Start Holdings, Inc. Stockholders of USSE Delaware, Inc. became stockholders of Quick Start Holdings, Inc.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. Common Stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. Common Stock.

(1) Immediately prior to the effective time of the reorganization each share of Quick Start Holdings, Inc. common stock issued and outstanding held in the name of USSE Delaware, Inc. was cancelled and retired and resumed the status of authorized and unissued shares of Quick Start Holdings, Inc. common stock.

Upon completion of the above reorganization, also referred to herein as the “Effective Time”, by virtue of the merger, and without any action on the part of the holder thereof, each share of USSE Delaware, Inc. preferred stock issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and non-assessable share of Quick Start Holdings, Inc. preferred stock, having the same designations, rights, powers and preferences, and the qualifications, limitation and restrictions thereof, as the corresponding share of USSE Delaware, Inc. Preferred Stock.

Concurrently, with the completion of the aforementioned reorganization, effective on September 19, 2018, any shares held by Quick Start Holdings, Inc. in USSE Corp. were cancelled. This resulted in Quick Start Holdings, Inc. having the authority to issue 1,005,000,000 shares, which consisted of: (i) 1,000,000,000 shares of Common Stock, par value $0.001 per share of which 66,397,574 shares were issued and outstanding; (ii) 5,000,000 shares of Preferred Stock, par value $.001 per share, of which 1,000,000 shares were designated as Convertible Series A, and 1,000,000 Convertible Series A preferred shares were issued and outstanding; and 500,000 shares which were designated as Convertible Series B, of which 71,700 Convertible Series B preferred shares were issued and outstanding.

On October 19, 2018, the Company issued 500,000,000 shares of restricted Common Stock and 400,000 shares of Series B Preferred Stock to GMRZ Holdings LLC., a Company owned by Jeff DeNunzio. These shares were issued as founder shares and all were issued at nominal value.

Commensurate with the filing of our Restated and Amended Articles of Incorporation, filed with the Delaware Secretary of State on October 22, 2018 every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of Common Stock with shareholders’ economic rights preserved. Additionally, at the same time, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of Common Stock with shareholders’ economic rights adversely affected in the conversion. Immediately following the conversion of the aforementioned shares, and upon filing of the Restated and Amended Articles of Incorporation, authorized and unissued shares of Convertible Series A and Convertible Series B Preferred Stock were cancelled. As of October 22, 2018, Series A and Series B Preferred Stock were removed from the status of authorized but unissued preferred stock.

On February 6, 2019, Quick Start Holdings, Inc., a Delaware corporation (the “Company”), entered into a non-binding Share Purchase Agreement (the “Agreement”) by and among GMRZ Holdings, LLC, a Nevada limited liability company, and Kaival Brands Innovations Group, LLC, a Delaware limited liability company (“KBIG”), pursuant to which, on February 20, 2019, GMRZ sold 504,000,000 shares of the Company’s restricted common stock, representing approximately 88.06 percent of the Company’s issued and outstanding shares of common stock, to KBIG, and KBIG paid GMRZ consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with KBIG becoming the Company’s largest controlling stockholder. The sole members of KBIG are Nirajkumar Patel and Eric Mosser. The Purchase Price was paid with personal funds of the members of KBIG.

On February 19, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to clarify the exclusive forum provision.

On February 20, 2019, Mr. Paul Moody resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. The resignation was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On February 20, 2019, Mr. Nirajkumar Patel was appointed as Chief Executive Officer, Chief Financial Officer, President, Treasurer, and Director. There is no arrangement or understanding among Mr. Patel and any other person pursuant to which he was appointed as a director and officer of the Company. Also on February 20, 2019, Mr. Eric Mosser was appointed as Chief Operating Officer, Secretary, and Director. There is no arrangement or understanding among Mr. Mosser and any other person, pursuant to which he was appointed as a director and officer of the Company. Neither Mr. Patel or Mr. Mosser have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Company does not have any written employment agreements or other formal compensation agreements with our new officers and directors. Compensation arrangements are the subject of ongoing development and the Company will disclose any compensatory arrangements entered into in the future.

Currently, we have 572,364,574 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Currently, Kaival Brands Innovations Group, LLC, a Delaware limited liability company, owned and controlled by Nirajkumar Patel and Eric Mosser, is our controlling shareholder, owning 504,000,000 shares of our restricted common stock.

The Company intends to serve as a vehicle to affect an asset acquisition, merger, exchange of capital stock or other business combination with a domestic or foreign business. As of October 31, 2018, the Company had not yet commenced any operations.

 The Company has elected October 31st as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at October 31, 2018 were $0.

-F7-

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized at October 31, 2018.

Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of October 31, 2018 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

- Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

- Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

- Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

-F8-

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

The Company had no stock-based compensation plans as of October 31, 2018.

The Company’s stock based compensation for the period ended October 31, 2018 was $0.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 3 – Going Concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

-F9-

Note 4 – Income Taxes

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. As of October 31, 2018, the Company has incurred a net loss of approximately $4,376 which resulted in a net operating loss for income tax purposes.  The loss results in a deferred tax asset of approximately $919 at the effective statutory rate of 21%. The deferred tax asset has been off-set by an equal valuation allowance  . Given our inception on September 4, 2018, and our fiscal year end of October 31, 2018, we have completed only one taxable fiscal year.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of October 31, 2018.

Note 6 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $0.001. The Company had no shares of preferred stock issued and outstanding as of October 31, 2018.   Authorized but unissued Preferred Stock of the Corporation has no voting rights, conversion rights, or any additional attributes. The Board of Directors may, in the future, issue additional classes of preferred stock which shall have attributes and rights as determined by the Board of Directors at that time.

Common Stock

The authorized common stock of the Company consists of 1,000,000,000 shares with a par value of $0.001. There were 572,364,574 shares of common stock issued and outstanding as of October 31, 2018.

On September 19, 2018, with the completion of the aforementioned reorganization, each share of USSE Corp's Capital Stock issued and outstanding immediately prior to the merger was automatically converted into one fully paid and nonassessable share of USSE Delaware, Inc., a Delaware Company. The details of the reorganization are as follows: On September 4, 2018 USSE Delaware, Inc. acquired 1,000 common shares of Quick Start Holding, Inc., which represented 100% of the Company's outstanding shares at the time, for no consideration.

Immediately prior to the reorganization Quick Start Holdings, Inc. was a wholly owned subsidiary of USSE Delaware, Inc. and USSE Merger Sub, Inc. was a wholly owned subsidiary of Quick Start Holdings, Inc. Each share of Quick Start Holdings, Inc. common stock issued and outstanding held in the name of USSE Delaware, Inc. was cancelled and retired and resumed the status of authorized and unissued shares of Quick Start Holdings, Inc. common stock

As a result of the reorganization the Company issued 66,397,574 common shares, 1,000,000 preferred shares Convertible Series A; and 71,700 Convertible Series B preferred shares, all of which had a nominal value.

The outstanding shares were originally issued by USSE prior to reorganization and are now listed as converted shares for the Company.

On October 19, 2018, the Company issued 500,000,000 shares of restricted Common Stock and 400,000 shares of Series B Preferred Stock to GMRZ Holdings LLC., a Company owned by Jeff DeNunzio. These shares were issued as founder shares and all were issued at nominal value resulting in a reduction of paid in capital.

On October 22, 2018, as a result of filing the Restated and Amended Articles of Incorporation, every issued and outstanding share of Series A Preferred Stock was converted into 1.25 shares of Common Stock. Additionally, every one share of Series B Preferred Stock, issued and outstanding, was converted into ten shares of Common Stock. Immediately following the conversion and upon filing of the Restated Articles, authorized and unissued shares of Convertible Series A and Convertible Series B Preferred Stock were cancelled.

On February 6, 2019, Quick Start Holdings, Inc., a Delaware corporation (the “Company”), entered into a non-binding Share Purchase Agreement (the “Agreement”) by and among GMRZ Holdings, LLC, a Nevada limited liability company, and Kaival Brands Innovations Group, LLC, a Delaware limited liability company (“KBIG”), pursuant to which, on February 20, 2019, GMRZ sold 504,000,000 shares of the Company’s restricted common stock, representing approximately 88.06 percent of the Company’s issued and outstanding shares of common stock, to KBIG, and KBIG paid GMRZ consideration of three hundred twenty-five thousand dollars ($325,000) (the “Purchase Price”). The consummation of the transactions contemplated by the Agreement resulted in a change in control of the Company, with KBIG becoming the Company’s largest controlling stockholder. The sole members of KBIG are Nirajkumar Patel and Eric Mosser. The Purchase Price was paid with personal funds of the members of KBIG.

Additional Paid-In Capital

The Company’s former officer and director, Paul Moody, paid expenses on behalf of the company totaling $1,376 as of October 31, 2018. This is considered a contribution to the company with no expectation of repayment and is posted as additional paid-in capital.

Note 7 – Related-Party Transactions

Office Space

We utilize the home office space and equipment of our management at no cost.

Note 8 – Subsequent Events

Management has reviewed financial transactions for the Company subsequent to the fiscal year end and has found that, with the exception of on November 15, 2018, Paul Moody contributed $4,000 to the Company to be used for audit expenses, there was nothing material to disclose.  This is considered to be a contribution to the Company with no expectation of repayment.

-F10-

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation (1)

3.2	Bylaws, which were filed as Exhibit 3.2 to our Registration Statement on Form 10-12G filed with the SEC on February 19, 2019, and is incorporated herein by reference thereto.

10.1	Share Purchase Agreement between Quick Start Holdings, Inc., GMRZ Holdings, LLC, and Kaival Innovations Group, LLC dated February 6, 2019, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 25, 2019, and is incorporated herein by reference thereto.

 ______________

(1) Filed herewith.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

March 22, 2019	Quick Start Holdings, Inc.

	By:	/s/ Nirajkumar Patel
Name: Nirajkumar Patel
Title: Chief Executive Officer